UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2013

IRONWOOD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34620	04-3404176
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

301 Binney Street	02142
Cambridge, Massachusetts
(Address of principal executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 20, 2013, Ironwood Pharmaceuticals, Inc. (the “Company”) announced that it has commenced a public offering of 10,500,000 shares of its Class A common stock, $0.001 par value per share (the “Offering”).  In connection with this Offering, the Company will grant the underwriters a 30-day option to purchase up to an additional 1,575,000 shares of Class A common stock.  J.P. Morgan and BofA Merrill Lynch are acting as joint bookrunning managers and as representatives of the underwriters for the offering. Morgan Stanley is acting as bookrunning manager for the offering.

On May 20, 2013, the Company issued a press release announcing the Offering.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Ironwood Pharmaceuticals, Inc. Press Release dated May 20, 2013, announcing offering of Class A common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD PHARMACEUTICALS, INC.

Dated: May 20, 2013	By:	/s/ Halley E. Gilbert
Name: Halley E. Gilbert
Title: Vice President, Legal Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ironwood Pharmaceuticals, Inc. Press Release dated May 20, 2013, announcing offering of Class A common stock.